UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2013

PAA Natural Gas Storage, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-34722	27-1679071
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

333 Clay Street, Suite 1500
Houston, Texas	77002
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (713) 646-4100

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 26, 2013, PAA Natural Gas Storage, L.P. (the “Partnership”) received a notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) informing the Partnership that it failed to provide timely notification to the NYSE of the November 25, 2013 record date for the Partnership’s special meeting of unitholders to be held on December 31, 2013. Sections 204.21 and 401.02 of the NYSE Listed Company Manual require that notice of upcoming record dates be provided to the NYSE at least ten days prior to the record date.  In the Notice, the NYSE acknowledged that the Partnership is expected to cease to exist in the near future in connection with the consummation of the proposed merger with Plains All American Pipeline, L.P., but advised that the NYSE would have to consider taking action if the Partnership remained listed and failed again in the future to provide the required notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAA Natural Gas Storage, L.P.

By:	PNGS GP LLC, its general partner

By:	/s/ Richard McGee
	Name:	Richard McGee
	Title:	Executive Vice President, General Counsel and Secretary

Date: December 3, 2013